UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 6, 2014 (May 5, 2014)

Date of Report (Date of earliest event reported)

Caesars Acquisition Company

(Exact name of registrant as specified in its charter)

Delaware	001- 36207	46-2672999
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Transaction Agreement

On May 5, 2014, Caesars Acquisition Company (“CAC” or the “Company”) and Caesars Growth Partners, LLC (“Growth Partners”), a wholly owned subsidiary of the Company, entered into that certain First Amendment to Transaction Agreement (the “Amendment”) by and among Caesars Entertainment Corporation (“CEC”), Caesars Entertainment Operating Company, Inc. (“CEOC”), Caesars License Company, LLC (“CLC”), Harrah’s New Orleans Management Company, Corner Investment Company, LLC (“CIC”), 3535 LV Corp., Parball Corporation and JCC Holding Company II, LLC, pursuant to which the parties to such agreement amended the Transaction Agreement (the “Transaction Agreement”, as so amended by the Amendment, the “Amended Agreement”), dated as of March 1, 2014, entered into by and among the parties to the Amendment.

On May 5, 2014, pursuant to the terms of the Amended Agreement, Growth Partners (or one or more of its designated direct or indirect subsidiaries) acquired from CEOC (or one or more of its affiliates): (i) The Cromwell (f/k/a Bill’s Gamblin’ Hall & Saloon) (“The Cromwell”), The Quad Resort & Casino (“The Quad”) and Bally’s Las Vegas (each a “Nevada Property”, and collectively, the “Nevada Properties”), (ii) 50% of the ongoing management fees and any termination fees payable under the Property Management Agreements between a Property Manager (as defined below) and the Property Licensees (as defined below) of each of the aforementioned Nevada Properties (the “Nevada Property Management Agreements”) and (iii) certain intellectual property that is specific to each of the Nevada Properties (together with the transactions described in (i) and (ii) above, the “First Closing”) for an aggregate purchase price of $1,340.0 million less assumed debt of the Nevada Prospectus, including the $185.0 million related to The Cromwell, and subject to various pre-closing and post-closing adjustments in accordance with the terms of the Amended Agreement. Pursuant to the terms of the Amended Agreement, Growth Partners (or one or more of its designated direct or indirect subsidiaries) also agreed to acquire from CEOC (or one or more of its affiliates) (x) Harrah’s New Orleans (the “Louisiana Property”), subject to obtaining the approval from the Louisiana Gaming Control Board to purchase such property, (y) 50% of the ongoing management fees and any termination fees payable under the Property Management Agreement to be entered between a Property Manager and the Property Licensees of the Louisiana Property (the “Louisiana Property Management Agreement” and, together with the Nevada Property Management Agreements, the “Property Management Agreements”); and (z) certain intellectual property that is specific to the Louisiana Property (together with the transactions described in (x) and (y) above, the “Second Closing”) for an aggregate purchase price of $660.0 million, less outstanding debt to be assumed in the Second Closing, and also subject to various pre-closing and post-closing adjustments in accordance with the terms of the Amended Agreement.

The Second Closing is subject to certain closing conditions, including the receipt of gaming approval by the Louisiana Gaming Control Board and receipt of financing on terms and conditions satisfactory to CAC and Growth Partners.

Property Management Agreements

In connection with the First Closing, on May 5, 2014, each of 3535 LV NewCo, LLC (“3535 LV NewCo”), CIC and Parball NewCo, LLC (“Parball NewCo”) (each a “Property Licensee” and collectively, the “Property Licensees”) (each an indirect subsidiary of Growth Partners following the First Closing) entered into a Nevada Property Management Agreement with the applicable property management entities (each a “Property Manager” and collectively, the “Property Managers”). Each Property Manager is a subsidiary of CEOC. Pursuant to the Nevada Property Management Agreements, the ongoing management fees payable to each of the Property Managers consist of (i) a base management fee of 2% of net operating revenues with respect to each month of each year during the term of such agreement and (ii) an incentive management fee in an amount equal to 5% of EBITDA for each operating year. CEOC will guarantee the obligations of the Property Managers under each of the Nevada Property Management Agreements. Pursuant to the Nevada Property Management Agreements, among other things, the Property Managers will provide management services to the applicable Property and CLC will license enterprise-wide intellectual property used in the operation of the Properties.

The Louisiana Property Management Agreement will be entered into in connection with the Second Closing.

Term Facility

The purchase price of the First Closing was funded by Growth Partners with cash on hand and the proceeds of $700.0 million of term loans (the “First Closing Term Loan”). Caesars Growth Properties Holdings, LLC (the “Borrower”) closed on the First Closing Term Loan on May 5, 2014 pursuant to a First Lien Credit Agreement among Caesars Growth Properties Parent, LLC (“Parent”), the Borrower, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent (the “Credit Agreement”). The Borrower is an indirect subsidiary of Growth Partners, which is a joint venture between CAC and CEC.

The First Closing Term Loan matures on May 5, 2015; provided that the Borrower has the option to extend, for a fee equal to 1.00% of the aggregate principal amount of the First Closing Term Loan outstanding on the initial maturity date, for one additional year. The First Closing Term Loan requires scheduled quarterly payments in amounts equal to 0.25% of the original aggregate principal amount of the First Closing Term Loan, with the balance due at maturity. In addition, the First Closing Term Loan is expected to be repaid in full upon the acquisition by the Borrower of the Harrah’s New Orleans Hotel and Casino, the contribution of the Planet Hollywood Resort and Casino and the release of certain indebtedness required to fund such acquisition from escrow.

The Credit Agreement allows the Borrower to request one or more incremental term loan and revolving credit facilities in an aggregate amount of up $150.0 million, subject to certain conditions and receipt of commitments by existing or additional financial institutions or institutional lenders.

Interest and Fees

Borrowings under the Credit Agreement bear interest at a rate equal to, at the Borrower’s option, either (a) LIBOR determined by reference to the costs of funds for Eurodollar deposits for the interest period relevant to such borrowing, adjusted for certain additional costs, subject to a floor of 1.00% or (b) a base rate determined by reference to the highest of (i) the federal funds rate plus 0.50%, (ii) the prime rate as determined by the administrative agent under the Credit Agreement and (iii) the one-month adjusted LIBOR rate plus 1.00%, in each case plus an applicable margin. Such applicable margin shall be (i) until June 5, 2014, 6.00% per annum for LIBOR Loans and 5.00% per annum for base rate loans, (ii) from June 6, 2014 to the initial maturity date, 7.00% per annum for LIBOR Loans and 6.00% per annum for base rate loans and (iii) from and after the initial maturity date, 8.00% per annum for LIBOR Loans and 7.00% per annum for base rate loans.

Mandatory and Voluntary Prepayments

The Credit Agreement requires the Borrower to prepay outstanding term loans, subject to certain exceptions, with:

•	50% (which percentage will be reduced to 25% if the senior secured leverage ratio is greater than 3.00 to 1.00 but less than or equal to 3.50 to 1.00, and to 0% if the Borrower’s senior secured leverage ratio is less than or equal to 3.00 to 1.00) of the Borrower’s annual excess cash flow to the extent such amount exceeds $5.0 million, as defined under the Credit Agreement;

•	100% of the net cash proceeds of certain non-ordinary course asset sales or certain casualty events, in each case subject to certain exceptions and provided that the Borrower may (a) reinvest within 15 months or (b) contractually commit to reinvest those proceeds within 15 months and so reinvest such proceeds prior to the termination of such contract in assets to be used in its business, or certain other permitted investments; and

•	100% of the net cash proceeds of any issuance or incurrence of debt, other than proceeds from debt permitted under the Credit Agreement.

Collateral and Guarantors

Borrowings under the Credit Agreement were borrowed by the Borrower and guaranteed by Parent and the material, domestic wholly owned subsidiaries of the Borrower (subject to exceptions), and are secured by substantially all of the existing and future property and assets of the Borrower and the guarantors (other than Parent, whose guarantee is unsecured), including a pledge of the capital stock of the wholly owned domestic subsidiaries held by the Borrower and the guarantors (other than Parent) and 65% of the capital stock of the first-tier foreign subsidiaries held by the Borrower and the subsidiary guarantors, in each case subject to exceptions. Each of Bally’s Las Vegas and The Quad are expected to be mortgaged under the Credit Agreement. The Cromwell will not be mortgaged but the Credit Agreement is secured by an indirect pledge of the equity interests of the subsidiary of the Borrower that holds The Cromwell.

Restrictive Covenants and Other Matters

Under the Credit Agreement, the Borrower may be required to meet specified leverage ratios in order to take certain actions, such as incurring certain debt or making certain restricted payments. In addition, the Credit Agreement includes negative covenants, subject to certain exceptions, restricting or limiting the Borrower’s ability and the ability of its restricted subsidiaries to, among other things: (i) make non-ordinary course dispositions of assets; (ii) make certain mergers and acquisitions; (iii) make dividends and stock repurchases and optional redemptions (and optional prepayments) of subordinated debt; (iv) incur indebtedness; (v) make certain loans and investments; (vi) create liens; (vii) transact with affiliates; (viii) change the business of the Borrower and its restricted subsidiaries; (ix) enter into sale/leaseback transactions; (x) allow limitations on negative pledges and, in the case of its restricted subsidiaries, pay dividends or make distributions; (xi) change the fiscal year and (xii) modify subordinated debt documents. The Credit Agreement also includes negative covenants with respect to Parent, which will limit Parent’s ability to undertake certain specified activities, as further detailed therein.

Additionally, as previously disclosed, in connection with the transactions contemplated by the Transaction Agreement, Parent, the direct parent of the Borrower, entered into a commitment letter (the “Commitment Letter”) with certain financial institutions (the “Committed Lenders”), pursuant to which, subject to the conditions set forth therein, the Committed Lenders committed to provide a portion of the funds necessary to consummate such transactions. On May 5, 2014, in connection with the funding of the First Closing Term Loan, Parent agreed to terminate the Committed Lenders’ bridge financing commitments under the Commitment Letter, with related fees to be paid following the release of the gross proceeds of the 2022 Notes (as defined below) from escrow to fund the transactions contemplated under the Amended Agreement. In addition, Parent agreed that the Committed Lenders’ senior facilities commitments under the Commitment Letter will be terminated upon execution of a credit agreement in respect of such senior facilities and the funding and deposit of the proceeds of term loans thereunder into escrow pending consummation of the Second Closing. The fees payable to the Commitment Lenders in respect of the senior facilities will be paid following the release of the gross proceeds of the term loans from escrow to fund the transactions contemplated under the Amended Agreement.

Note Purchase Agreement

On May 5, 2014, Growth Partners entered into a Note Purchase Agreement (the “Note Purchase Agreement”) by and among CEOC, Growth Partners and Caesars Growth Bonds, LLC (“CG Bonds”), a wholly owned subsidiary of Growth Partners. Pursuant to the Note Purchase Agreement, Growth Partners (i) agreed to sell to CEOC the $427,319,000 principal amount of 5.625% senior notes of CEOC due 2015 (the “2015 Notes”) owned by CG Bonds at a price equal to $1,048.75 per $1,000 principal amount (the same price at which CEOC has agreed to repurchase the 2015 Notes held by another significant holder of 2015 Notes) and (ii) committed to an order of new incremental term B-7 loans under an accordion facility of CEOC’s Second Amended and Restated Credit Agreement, dated as of March 1, 2012, in an amount equal to the sales proceeds of all of the 2015 Notes owned by CG Bonds (subject to bookrunner allocation).

The foregoing summary, does not purport to be complete and is qualified in its entirety by reference to the CAC Current Report on Form 8-K filed on March 3, 2014, specifically to the terms of the Transaction Agreement attached as Exhibit 2.1 thereto, the Amendment attached hereto as Exhibit 2.1, the Nevada Property Management Agreements attached hereto as Exhibits 10.1, 10.2 and 10.3 respectively, the Credit Agreement attached hereto as Exhibit 10.4 and the Note Purchase Agreement attached hereto as Exhibit 10.5, each of which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 is incorporated by reference herein into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Assumption of The Cromwell Indebtedness

On May 5, 2014, pursuant to the terms of the Amended Agreement, Growth Partners, among other things, acquired The Cromwell which was owned by Corner Investment Propco, LLC (“Corner Investment Propco”). Corner Investment Propco is party to that certain Credit Agreement, dated as of November 2, 2012 (the “Cromwell Credit Agreement”), by and among CEC, Corner Investment Propco, as borrower, the lenders party thereto from time to time, Credit Suisse AG, Cayman Islands Branch, as administrative agent (the “Cromwell Administrative Agent”) and collateral agent, and the other parties party thereto, governing a $185.0 million secured term loan facility (the “Cromwell Facility”) used to fund the renovation of The Cromwell into a boutique lifestyle hotel that includes a dayclub/nightclub.

Interest

Borrowings under the Cromwell Facility bear interest at a rate equal to, at Corner Investment Propco’s option, (a) either (i) LIBOR determined by reference to the costs of funds for eurodollar deposits for the interest period relevant to such borrowing, adjusted for certain additional costs, subject to a floor of 1.25% or (ii) a base rate determined by reference to the highest of (A) the federal funds rate plus 0.50%, (B) the prime rate as determined by the Cromwell Administrative Agent and (C) the three-month LIBOR rate plus 1.00%, subject to a floor equal to 1.00% plus the one-month LIBOR rate, plus (b) an applicable margin. The applicable margin for LIBOR borrowings is 9.75% and the applicable margin for base rate borrowings is 8.75%.

Amortization

After the completion of two full fiscal quarters after the commencement of operations at The Cromwell, the term loans under the Cromwell Facility will require scheduled quarterly payments in amounts equal to 0.25% of the original aggregate principal amount of the term loans under the Cromwell Facility, with the balance due at maturity. The term loans under the Cromwell Facility mature in 2019.

Collateral and Guarantors

The Cromwell Facility was borrowed by Corner Investment Propco and is required to be guaranteed by each future material, domestic wholly-owned subsidiary of Corner Investment Propco (subject to exceptions) (the “Cromwell Subsidiary Guarantors”). The Cromwell Facility is secured by a pledge of substantially all of the existing and future property and assets of Corner Investment Propco and the Cromwell Subsidiary Guarantors, subject to certain exceptions.

CEC Completion Guarantee

In connection with the Cromwell Facility, CEC provided a completion guarantee to ensure prompt and complete performance to (i) complete construction and pay all project costs for The Cromwell in accordance with the loan documents, (ii) provide the initial working capital specified in the project budget for The Cromwell, and (iii) obtain all material permits and licenses necessary for the commencement of operations of The Cromwell. The maximum liability under the completion guarantee is $20.0 million.

The foregoing description of the Cromwell Credit Agreement and the Cromwell Facility is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Cromwell Credit Agreement which is filed as Exhibit 10.6 hereto and is incorporated herein by reference.

In addition, the information set forth under Item 1.01 regarding the First Closing Term Loan and the Credit Agreement is incorporated by reference herein into this Item 2.03.

Item 8.01 Other Events

On May 6, 2014, in connection with the First Closing, the Company issued a press release announcing the transactions and agreements noted herein. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Existing Caesars Growth Properties Indenture

As previously disclosed, the Borrower and Caesars Growth Properties Finance, Inc. (together, the “Issuers”), issued $675.0 million aggregate principal amount of their 9.375% second-priority senior secured notes due 2022 (the “2022 Notes”) pursuant to an indenture dated as of April 17, 2014, among the Issuers and U.S. Bank National Association, as trustee (the “Indenture”). The Issuers deposited the gross proceeds of the offering of the 2022 Notes, together with additional amounts necessary to redeem the 2022 Notes, if applicable, into a segregated escrow account until the date that certain escrow conditions are satisfied (the “Escrow Release Date”). The Indenture provides that, among other things, prior to the Escrow Release Date, the Issuers will not own, hold or otherwise have any interest in any assets other than the escrow account and cash or cash equivalents (the “Pre-Escrow Release Covenant”). In connection with the First Closing, the Issuers are currently not in compliance with the Pre-Escrow Release Covenant. The Issuers intend to be in compliance with the Indenture prior to such default becoming an event of default under the Indenture by either consummating the Second Closing and releasing the gross proceeds of the notes from escrow or, following receipt of gaming and other required governmental approvals, transferring the assets related to the First Closing to another entity. There can be no assurances, however, that the Issuers will be successful in consummating the Second Closing or transferring such assets, and curing such default.

Forward-Looking Statements

This filing contains or may contain “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” or “pursue,” or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements and are found at various places throughout this filing. These forward-looking statements, including, without limitation, those relating to future actions, new projects, strategies, future performance, the outcome of contingencies such as legal proceedings, and future financial results, wherever they occur in this filing, are based on our current expectations about future events and are necessarily estimates reflecting the best judgment of CAC’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of CAC may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in CAC’s reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein):

•	the ability to satisfy the conditions to the closing with respect to the purchase Harrah’s New Orleans, including receipt of required regulatory approvals;

•	the sale of the 2015 Notes to CEOC may not be consummated on the terms contemplated or at all;

•	the investment in new first lien debt of CEOC may not be consummated on the terms contemplated or at all;

•	the purchase of Harrah’s New Orleans may not be consummated on the terms contemplated or at all;

•	the ability to timely and cost-effectively integrate companies that Growth Partners acquires into its operations, including the three Nevada properties;

•	construction factors, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters, and building permit issues, including construction of The Cromwell and the renovation of The Quad Resort & Casino;

•	CAC and Growth Partners’ dependence on CEC and its subsidiaries to provide support and services, as well as Growth Partners’ dependence on CEC’s senior management’s expertise and its participation in CEC’s Total Rewards loyalty program;

•	the effects of a default by CEC on certain debt obligations;

•	CEC’s interests may conflict with Growth Partners’ interests and may possibly keep all potential development opportunities for itself;

•	the adverse effects if CEC or any of its subsidiaries were to file for bankruptcy;

•	the effects if a third-party successfully challenges CEC or its affiliates ownership of, or right to use, the intellectual property owned or used by subsidiaries of CEC, which Caesars Interactive Entertainment, Inc. (“CIE”) licenses for use in its businesses;

•	CIE’s reliance on subsidiaries of CEC to obtain online gaming licenses in certain jurisdictions, such as New Jersey;

•	the adverse effects on CAC’s ability to comply with certain obligations imposed by federal securities law and certain debt arrangements if it is determined that Deloitte & Touche LLP was not independent of CEC or Growth Partners;

•	the difficulty of operating Growth Partners’ business separately from CEC and managing that process effectively could take up a significant amount of management’s time;

•	Growth Partners’ business model and short operating history;

•	Growth Partners’ ability to realize the anticipated benefits of current or potential future acquisitions, including the transactions described herein;

•	the additional capital that Growth Partners may require to consummate the purchase of Harrah’s New Orleans and support business growth may not be available on acceptable terms;

•	the adverse effects of extensive governmental regulation and taxation policies, which are applicable to Growth Partners, are enforced;

•	the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming industry in particular;

•	the sensitivity of CAC’s business to reductions in discretionary consumer spending;

•	the rapidly growing and changing industry in which Growth Partners operates, such as CIE’s social and mobile games business and internet gaming business;

•	any failure to protect Growth Partners’ trademarks or other intellectual property, such as CIE’s ownership of the WSOP trademark;

•	abnormal gaming holds (“gaming hold” is the amount of money that is retained by the casino from wagers by customers);

•	the effects of competition, including locations of competitors and operating and market competition, particularly the intense competition Planet Hollywood faces from other hotel casino resorts in Las Vegas and Horseshoe Baltimore will face from other regional casinos and resorts;

•	the uncertainty surrounding whether CIE’s games, such as Slotomania, will retain their popularity;

•	CIE’s ability to launch new games on new and emerging platforms;

•	CIE’s reliance on a small portion of its total players for nearly all of its revenue from its social and mobile games;

•	CAC’s ability to expand into international markets in light of additional business, regulatory, operational, financial and economic risks associated with such expansion;

•	evolving regulations concerning the social and mobile games industry as well as data privacy, including, but not limited to, the effect of U.S. and foreign laws, some of which are unsettled and still developing;

•	the low barriers to entry and intense competition of social and mobile games industry could have adverse effect on CIE and Growth Partners;

•	evolving U.S. and foreign laws could subject CIE to claims and prevent CIE from providing its current games to players or to modify its games;

•	the effect on Growth Partners’ business strategy if real money online poker is not legalized in states other than Delaware, Nevada or New Jersey in the United States or is legalized in an unfavorable manner;

•	construction factors, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues; and

•	political and economic uncertainty created by terrorist attacks and other acts of war or hostility;

You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date of this filing. CAC undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events, except as required by law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	First Amendment to Transaction Agreement, dated May 5, 2014, by and among the Caesars Entertainment Corporation, Caesars Entertainment Operating Company, Inc., Caesars License Company, LLC, Harrah’s New Orleans Management Company, Corner Investment Company, LLC, 3535 LV Corp., Parball Corporation, JCC Holding Company II, LLC, Caesars Acquisition Company, Caesars Growth Partners, LLC.

10.1	Management Agreement, dated May 5, 2014, by and between Cromwell Manager, LLC, Corner Investment Company, LLC, and solely for purposes of Article VII and Sections 16.1.2, 17.5.5, 17.7.3, 17.7.4, 17.7.5, 18.3 and 19.2, Caesars License Company, LLC.

10.2	Management Agreement, dated May 5, 2014, by and between The Quad Manager, LLC, 3535 LV NewCo, LLC, and solely for purposes of Article VII and Sections 16.1.2, 17.5.5, 17.7.3, 17.7.4, 17.7.5, 18.3 and 19.2, Caesars License Company, LLC.

10.3	Management Agreement, dated May 5, 2014, by and between Bally’s Las Vegas Manager, LLC, Parball NewCo, LLC, and solely for purposes of Article VII and Sections 16.1.2, 17.5.5, 17.7.3, 17.7.4, 17.7.5, 18.3 and 19.2, Caesars License Company, LLC.

10.4	Credit Agreement, dated May 5, 2014, by and among Caesars Growth Properties Parent, LLC, Caesars Growth Properties Holdings, LLC, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent.

10.5	Note Purchase Agreement, dated May 5, 2014, by and among Caesars Entertainment Operating Company, Inc., Caesars Growth Partners, LLC and Caesars Growth Bonds, LLC.

10.6	Credit Agreement, dated November 2, 2012, by and among Caesars Entertainment Corporation, Corner Investment Propco, LLC, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent.

99.1	Press Release, dated May 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ACQUISITION COMPANY

Date: May 6, 2014	By:	/s/ CRAIG J. ABRAHAMS
	Name:	Craig J. Abrahams
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	First Amendment to Transaction Agreement, dated May 5, 2014, by and among the Caesars Entertainment Corporation, Caesars Entertainment Operating Company, Inc., Caesars License Company, LLC, Harrah’s New Orleans Management Company, Corner Investment Company, LLC, 3535 LV Corp., Parball Corporation, JCC Holding Company II, LLC, Caesars Acquisition Company, Caesars Growth Partners, LLC.

10.1	Management Agreement, dated May 5, 2014, by and between Cromwell Manager, LLC, Corner Investment Company, LLC, and solely for purposes of Article VII and Sections 16.1.2, 17.5.5, 17.7.3, 17.7.4, 17.7.5, 18.3 and 19.2, Caesars License Company, LLC.

10.2	Management Agreement, dated May 5, 2014, by and between The Quad Manager, LLC, 3535 LV NewCo, LLC, and solely for purposes of Article VII and Sections 16.1.2, 17.5.5, 17.7.3, 17.7.4, 17.7.5, 18.3 and 19.2, Caesars License Company, LLC.

10.3	Management Agreement, dated May 5, 2014, by and between Bally’s Las Vegas Manager, LLC, Parball NewCo, LLC, and solely for purposes of Article VII and Sections 16.1.2, 17.5.5, 17.7.3, 17.7.4, 17.7.5, 18.3 and 19.2, Caesars License Company, LLC.

10.4	Credit Agreement, dated May 5, 2014, by and among Caesars Growth Properties Parent, LLC, Caesars Growth Properties Holdings, LLC, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent.

10.5	Note Purchase Agreement, dated May 5, 2014, by and among Caesars Entertainment Operating Company, Inc., Caesars Growth Partners, LLC and Caesars Growth Bonds, LLC.

10.6	Credit Agreement, dated November 2, 2012, by and among Caesars Entertainment Corporation, Corner Investment Propco, LLC, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent.

99.1	Press Release, dated May 6, 2014.